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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated May 14, 2014

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-187849

PROSPECTUS SUPPLEMENT
(To prospectus dated May 30, 2013)

8,000,000 Shares

Select Income REIT

Common Shares of Beneficial Interest

                We are offering 8,000,000 of our common shares of beneficial interest, or common shares. Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol "SIR." On May 13, 2014, the last reported sale price of our common shares on the NYSE was $30.65 per share. Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, or the Tax Code, or beneficially own under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, more than 9.8% of the number or value (whichever is more restrictive) of shares of any class or series of our outstanding shares of beneficial interest, including our common shares. See "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Restrictions on Ownership and Transfers of Shares" in the accompanying prospectus for more information on this ownership limit.

                We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startup Act of 2012.

                Investing in our common shares involves risks that are described in the "Risk Factors" section beginning on page S-2 of this prospectus supplement and in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013, or our Annual Report.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us(1)	$	$

(1)
We will pay the fees and expenses related to obtaining the required approval of certain terms of this offering from the Financial Regulatory Authority, Inc., or FINRA. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

                The underwriters may also purchase up to an additional 1,200,000 common shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts will be $            , and the total proceeds, before expenses, to us will be $            .

                Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The common shares will be ready for delivery on or about May     , 2014.

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	UBS Investment Bank
Co-Lead Managers
Citigroup	Jefferies	RBC Capital Markets

The date of this prospectus supplement is May     , 2014.

              References in this prospectus supplement to "we," "us," "our" or "SIR" mean Select Income REIT and its consolidated subsidiaries, unless the context otherwise requires.

              This prospectus supplement contains the terms of this offering and other information about us and our business. A description of our common shares is set forth in the accompanying prospectus under the heading "Description of Shares of Beneficial Interest." This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus (or the information incorporated by reference therein). If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus (or the information incorporated by reference therein), this prospectus supplement (or the information incorporated by reference herein) will apply and will supersede that information in the accompanying prospectus (or the information incorporated by reference therein).

              It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in the

i

documents to which we have referred you in "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in this prospectus supplement and "Where You Can Find More Information" and "Information Incorporated by Reference" in the accompanying prospectus.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of this prospectus supplement, the accompanying prospectus or such documents or such other dates as may be specified in this prospectus supplement, the accompanying prospectus or such documents. Our business, results of operations, financial condition, funds from operations, normalized funds from operations, net operating income, cash flows, liquidity and prospects may have changed since those dates.

ii

THE COMPANY

              We are a real estate investment trust, or REIT, organized under Maryland law. As of March 31, 2014, we owned 48 properties (278 buildings, leasable land parcels and easements), located in 20 states, that contain approximately 26.1 million rentable square feet and were approximately 95.7% leased (based on rentable square feet). For the period ended March 31, 2014, approximately 41.7% of our total revenue was from 11 properties (229 buildings, leasable land parcels and easements) with 17.8 million rentable square feet that we own on the island of Oahu, HI, or our Hawaii Properties. The remainder of our total revenue for the period ended March 31, 2014 was from 37 properties (49 buildings) located throughout the mainland United States. As of March 31, 2014, our properties were leased to 263 different tenants, with a weighted average remaining lease term (based on annualized rental revenue) of approximately 10.6 years.

Distributions

              Our current cash distribution rate to common shareholders is $0.48 per share per quarter, or $1.92 per share per year. Our distribution rate is set and reset from time to time by our Board of Trustees. The timing, amount and form of distributions are determined by our Board of Trustees in its sole discretion and will depend upon various factors that our Board of Trustees deems relevant, including, but not limited to, our results of operations, our financial condition, debt and equity capital available to us, our expectation of our future capital requirements, our funds from operations, our normalized funds from operations, restrictive covenants in our financial or other contractual arrangements (including those in our revolving credit facility and term loan agreements), tax law requirements to qualify for taxation as a REIT and restrictions under Maryland law. Therefore, there can be no assurance that we will continue to pay distributions in the future or that the amount of any distributions we do pay will not decrease.

              In April 2014, we declared a quarterly distribution of $0.48 per common share ($1.92 per common share on an annualized basis), to shareholders of record on April 14, 2014, which we expect to pay on or about May 20, 2014. Purchasers of shares in this offering will not receive this distribution (with respect to shares purchased in this offering).

              Subject to the discretion of our Board of Trustees, we expect our next quarterly distribution to be declared in July 2014 and paid in August 2014. Purchasers of shares in this offering who continue to hold the shares on the record date relating to any such distribution will be entitled to receive such distribution in August 2014.

 RISK FACTORS

              Investing in our common shares involves risk. You should carefully review the risk factors disclosed below and under the heading "Risk Factors" in our Annual Report (which is incorporated by reference in this prospectus supplement), as well as the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus before deciding to purchase common shares. You should also carefully review the information disclosed under the heading "Warning Concerning Forward Looking Statements" in this prospectus supplement and in our Annual Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. If any such risks occur, our business, prospects, liquidity, financial condition or results of operation could be materially harmed, the market price of our common shares could decline and you could lose all or part of your investment.

The trading price of our common shares could be negatively affected by the sale of the significant number of shares in this offering.

              We are selling up to 9,200,000 of our common shares in this offering, including common shares that may be sold pursuant to the underwriters' option to purchase additional shares. The sale of the significant number of our common shares could result in a decrease of, and additional volatility in, the trading price of our common shares.

The trading market for our common shares may be volatile.

              The three month average trading volume in our common shares as reported on the NYSE as of May 12, 2014 was only 254,642 common shares per day. We cannot predict what effect this offering may have on the price of our common shares or the volume of the transactions involving our common shares in the market. Sales of a substantial amount of our common shares, or the perception that such sales could occur, could adversely affect the liquidity of the market for our common shares or their price. Large price changes or low volume may preclude you from buying or selling our common shares at all, or at any particular price or during a time frame that satisfies your investment objectives.

This offering may be dilutive and future sales of our securities may depress the market price of your common shares.

              After giving effect to the issuance of common shares in this offering, the receipt of the expected net proceeds and the use of those proceeds as described under "Use of Proceeds," this offering may have a dilutive effect on our estimated earnings per share and funds from operations per share for the year ending December 31, 2014. The actual amount of potential dilution cannot be determined at this time and will be based on numerous factors. Additionally, subject to applicable law, our Board of Trustees has the authority, without further shareholder approval, to cause us to issue additional common shares and other equity and debt securities on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future issuances of our common shares or other securities, or of the prospect of such issuances, on the market price of our common shares. We also may issue from time to time additional securities in connection with property or business acquisitions and may grant registration rights in connection with such issuances. Up to 2,907,959 common shares may be issued under our equity compensation plan to our trustees, executive officers and employees of Reit Management & Research LLC, or RMR, and RMR is entitled to receive a portion of its monthly fees and all of its incentive fees, if any, payable under our business management agreement in common shares. We, our executive officers and our trustees have agreed, with exceptions, not to offer, sell contract to sell, grant any option to purchase or otherwise dispose of any of our common shares or any securities convertible into or exercisable or exchangeable for common shares, or warrants to purchase common shares, and not to take certain other actions relating to our common shares, for a period 60 days after the date of this prospectus supplement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, at any time and without notice, may release all or any portion of our common shares subject to the foregoing agreements. Future sales or issuances of a substantial number of our common shares or of senior securities, or the perception that such sales or issuances might occur, could depress the market price of our common shares.

CommonWealth REIT's, or CWH's, ability to sell its ownership stake in us and speculation about such possible sales may adversely affect the market price of our common shares.

              As of the date of this prospectus supplement, CWH owned 22,000,000, or approximately 44.1%, of our outstanding common shares. CWH is not prohibited from selling some or all of the common shares it owns and has not entered into any restrictive agreements (including any lock-up agreement) in connection with this offering. Although we terminated the Registration Agreement between us and CWH on March 31, 2014 as a result of the removal, without cause, of all of the trustees of CWH, which constituted a change of control of CWH as provided in that agreement, and we no longer have any registration obligations to CWH (including with respect to the currently effective registration statement on Form S-3 that, among other things, registers resales by CWH), we are not prohibited from voluntarily negotiating with CWH with respect to any potential resale of all or a portion of our common shares that it owns. CWH has had a history of successfully divesting certain of its properties into new REITs and then selling or distributing to its shareholders its stake in such REITs over time. Further, CWH's board of trustees was recently removed. A new board of trustees of CWH is expected to be elected by CWH shareholders on May 23, 2014. It is also expected that a new CWH board will arrange for new management of CWH. A new board and new management may materially change CWH's business plan, practices and strategies, including with respect to our common shares; for example, CWH may choose to sell all or a significant portion of our common shares that it owns. Sales by CWH of a significant number of our common shares may adversely affect the market price of our common shares. In addition, speculation by the press, stock analysts, our shareholders or others regarding CWH's intention to dispose of its common shares could adversely affect the market price of our common shares. So long as CWH continues to retain significant ownership in us, the market price of our common shares may be adversely impacted. Accordingly, our common shares may be worth less than they would be if CWH did not have significant ownership in us.

CWH owns approximately 44.1% of our common shares. As a result, investors in our securities will have less influence over our business than shareholders of most other publicly owned companies.

              As of the date of this prospectus supplement, CWH owned approximately 44.1% of our outstanding common shares. For so long as CWH continues to retain a significant ownership stake in us, CWH may be able to elect all of the members of our Board of Trustees, including our Independent Trustees, and may effectively control the outcome of shareholder actions. As a result, CWH may have the ability to control all matters affecting us, including:

  •
  the composition of our Board of Trustees and, through our Board of Trustees, determinations with respect to our management, business plans and policies, including the appointment and removal of our officers;

  •
  determinations with respect to mergers and other business combinations;

  •
  our acquisition or disposition of assets;

  •
  our financing activities;

  •
  amendments to our transaction agreement with CWH;

  •
  amendments to our management agreements with RMR;

  •
  the making of distributions on our common shares; and

  •
  the number of common shares available for issuance under our equity compensation plan.

              CWH's significant ownership in us and resulting ability to effectively control us may discourage transactions involving a change of control, including transactions in which a holder of our common shares might otherwise receive a premium for their common shares over the then current market price.

Any future disputes regarding our management or governance could be costly to defend and divert management's attention from the operation of and adversely affect our business and the trading price of our common shares.

              CWH is the subject of shareholder actions, including arbitration and litigation, that among other things, has resulted in the removal of CWH's trustees in March 2014 and is expected to result in the election of a new board of trustees at CWH and new management arrangements for CWH. The litigation has involved, among other things, allegations relating to CWH's management, governance and breaches of fiduciary duty. While we are not party to any litigation regarding similar matters and are not aware of the threat thereof and have made certain changes to our management arrangements, due to similarities in management and governance between us and CWH, it is possible that we could become subject to similar claims initiated by shareholders, including CWH, which owns approximately 44.1% of our common shares, or other plaintiffs. Any such claims could be costly to defend and divert management's attention from the operation of and adversely affect our business and the trading price of our common shares.

It would be costly to terminate our business management and property management agreements with RMR.

              Our business management and property management agreements with RMR may each be terminated by us upon 60 days' written notice and by RMR upon 120 days' written notice. If we terminate or elect not to renew the business management agreement other than for cause, we would be obligated to pay RMR a termination fee equal to 2.75 times the sum of the annual base management fee and the annual internal audit services expense, and, if we terminate or elect not to renew the property management agreement other than for cause, within 12 months prior to or following our giving notice of termination or non-renewal of the business management agreement other than for cause, we would be obligated to pay RMR a termination fee equal to 12 times the average monthly property management fee, in each case as more fully described in the amendments to the agreements, which we filed with the SEC as exhibits to a Current Report on Form 8-K dated May 9, 2014. These provisions would increase the cost to us of terminating these agreements and adversely affect our ability to terminate these agreements without cause. In addition, the termination fees could make it more costly or difficult for a party to engage in a transaction that results in a change of control and offers our shareholders an opportunity to receive a premium to the prevailing trading price of our common shares.

 THE OFFERING

Common shares offered by us	8,000,000 shares
Common shares to be outstanding after the offering	57,885,817 shares
NYSE symbol	SIR

              The number of common shares to be outstanding after the offering is based on the 49,885,817 common shares outstanding on May 12, 2014. Additionally, if the underwriters exercise their option to purchase additional shares in full, we will sell an additional 1,200,000 common shares.

USE OF PROCEEDS

              We estimate that our net proceeds from the sale of common shares by us in this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be $             million. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be $             million, after deducting the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from the sale of common shares by us in this offering to repay amounts outstanding under our revolving credit facility and for general business purposes, including possible future acquisitions of properties. Pending such applications, we may invest the net proceeds of this offering in short term investments, some or all of which may not be investment grade rated. As of April 30, 2014, the interest rate for the amount outstanding under our revolving credit facility was 1.45%. As of May 12, 2014, we had $342.0 million outstanding under our revolving credit facility. We used the borrowings to fund acquisitions and for general working capital purposes. Affiliates of certain of the underwriters are lenders under our revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to repay amounts outstanding thereunder. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

              Depending on market conditions at the time of pricing of this offering and other considerations, we may sell fewer or more common shares than the number set forth on the cover page of this prospectus supplement.

FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

              The following supplements and updates the summary of U.S. federal income tax considerations and Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations relating to the acquisition, ownership and disposition of our common shares in our Annual Report which is incorporated in this prospectus supplement by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and in the sections of our Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" in all material respects are the material U.S. federal income tax consequences and the material ERISA consequences relevant to owners of our common shares, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP's opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report, Sullivan & Worcester LLP has given opinions to the effect (1) that we have been organized and have qualified as a REIT under the Tax Code for our 2012 and 2013 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Tax Code, it being understood that our actual qualification as a REIT, however, will depend on our continued ability to meet, and our meeting, through actual annual operating results and distributions, the various qualification tests under the Tax Code, and (2) that under the "plan assets" regulations promulgated by the U.S. Department of Labor under ERISA, our common shares are "publicly offered securities" and our assets will not be deemed to be "plan assets" in respect of any benefit plan investor who acquires our common shares in this offering.

              Subject to the detailed discussion contained in our Annual Report, we believe that we have qualified, and we intend to remain qualified, as a REIT under the Tax Code. As a REIT, we generally will not be subject to federal income tax on our net income distributed as dividends to our shareholders. Our distributions to you generally are includable in your income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for tax purposes as a return of capital to the extent of your basis in our common shares, and reduce your basis. Subject to the detailed discussion contained in our Annual Report, we intend to conduct our affairs so that our assets are not deemed to be "plan assets" of any individual retirement account, tax favored account (such as an Archer MSA, Coverdell education savings account or health savings account), employee benefit plan subject to Title 1 of ERISA, or other qualified retirement plan subject to Section 4975 of the Tax Code that acquires our common shares in this offering.

              Information reporting, backup withholding and foreign account withholding may apply to payments you receive on our common shares, as described in our Annual Report. Backup withholding is not an additional tax. Any amounts withheld under backup withholding may be allowed as a credit against your U.S. federal income tax liability and, if backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service, or the IRS, provided that you furnish the required information to the IRS. The backup withholding rate is currently 28%.

              We encourage you to consult your tax advisor regarding the specific federal, state, local, foreign and other tax and ERISA consequences to you of the acquisition, ownership and disposition of our common shares.

 UNDERWRITING (CONFLICTS OF INTEREST)

              Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is serving as representative, have agreed, severally and not jointly, to purchase, and we have agreed to sell to the underwriters, the aggregate number of common shares listed opposite their names below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC
Citigroup Global Markets Inc.
Jefferies LLC
RBC Capital Markets, LLC

Total	8,000,000

              The underwriters have agreed to purchase all of the common shares sold by us under the underwriting agreement if any such common shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the common shares subject to prior sale by us, when, as and if accepted by them, subject to approval of legal matters by counsel, including the validity of such common shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the common shares to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per common share. After the public offering, the public offering price and concession may be changed.

              The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

              The expenses of the offering, not including the underwriting discount and commissions, are estimated at approximately $400,000 and are payable by us. We will also pay the filing fees and up to $15,000 of the expenses (including the reasonable fees and disbursements of counsel to the underwriters) related to obtaining the required approval of certain terms of this offering from FINRA. Expenses related to obtaining such FINRA approval in excess of $15,000, will be paid by the Underwriters.

Option to Purchase Additional Shares

              We have granted an option to the underwriters to purchase up to an additional 1,200,000 common shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional common shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

              We, our executive officers and our trustees have agreed, with exceptions, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any of our common shares or any securities convertible into or exercisable or exchangeable for common shares, or warrants to purchase common shares, and not to take certain other actions relating to our common shares, for a period of 60 days after the date of this prospectus supplement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

NYSE Listing

              Our common shares are listed on the NYSE under the symbol "SIR."

Price Stabilization, Short Positions

              Until the distribution of the common shares being sold by us is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing the common shares. However, the underwriters may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our common shares made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

              Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

              In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

              Affiliates of certain of the underwriters, including affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, are lenders to us under our revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to repay amounts outstanding thereunder.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the common shares may only be made to persons, or the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares without disclosure to investors under Chapter 6D of the Corporations Act.

              The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.

              This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area, or each, a Relevant Member State, no offer of common shares may be made to the public in that Relevant Member State other than:

    A.
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common shares shall require use or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State who initially acquires any common shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any common shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

              We, the representative and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

              This prospectus supplement has been prepared on the basis that any offer of common shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of common shares. Accordingly any person making or intending to make an offer in that Relevant Member State of common shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of common shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

              The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, or all such persons together being referred to as relevant persons. This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              We have not and will not register with the Swiss Financial Market Supervisory Authority, or FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement or the accompanying prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The common shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

              Saul Ewing LLP, Baltimore, Maryland, our Maryland counsel, will issue an opinion about the legality of the common shares. Sullivan & Worcester LLP, Boston, Massachusetts, our counsel, and Sidley Austin LLP, counsel to the underwriters in connection with this offering, will each also issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon an opinion of Saul Ewing LLP. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed with the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Sullivan & Worcester LLP and Saul Ewing LLP also represent CWH and certain of its affiliates on various matters. Sullivan & Worcester LLP also represents RMR, which is our manager, and certain of its affiliates on various matters.

EXPERTS

              Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

              The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014;

  •
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive Proxy Statement for our 2014 Annual Meeting of Shareholders filed with the SEC on April 7, 2014;

  •
  Our Current Reports on Form 8-K filed with the SEC on February 28, 2014 (Item 9.01 only), April 1, 2014, April 7, 2014 (Items 1.01, 2.01 and 9.01 and Exhibit 2.1 only), May 8, 2014 and May 12, 2014; and

  •
  The description of our common shares contained in our registration statement on Form 8-A dated February 27, 2012, including any amendments or reports filed for the purpose of updating that description.

              We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the termination of the offering of the common shares:

  •
  Reports filed under Sections 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

  •
  Any reports filed under Section 15(d) of the Exchange Act.

              You may request a copy of any of the filings (excluding exhibits), at no cost, by writing or telephoning us at the following address:

Investor Relations
Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8232

WHERE YOU CAN FIND MORE INFORMATION

              You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC's website at http://www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

              THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, EXTEND OR RENEW THEIR LEASES, ENTER INTO NEW LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

  •
  THE LIKELIHOOD THAT OUR RENTS MAY INCREASE WHEN RENTS ARE RESET AT OUR LEASED LANDS IN HAWAII,

  •
  OUR ACQUISITIONS OF PROPERTIES,

  •
  OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR TAX STATUS AS A REIT,

  •
  THE CREDIT QUALITIES OF OUR TENANTS,

  •
  OUR EXPECTED USE OF PROCEEDS OF THIS OFFERING, AND

  •
  OTHER MATTERS.

              OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, NET OPERATING INCOME, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE FACTORS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, OUR ANNUAL REPORT OR OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS UNDER THE CAPTION "RISK FACTORS,"

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  CHANGES TO OUR BUSINESS, OPERATIONS, CAPITAL STRUCTURE, STRATEGY OR MANAGEMENT THAT MAY OCCUR AS A RESULT OF THE RECENT REMOVAL OF THE BOARD OF TRUSTEES OF CWH, WITHOUT CAUSE, IN LIGHT OF CWH'S SUBSTANTIAL EQUITY OWNERSHIP INTEREST IN US,

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, CWH, RMR, AIC, AND THEIR RELATED PERSONS AND ENTITIES, AND

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

    FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES. WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS, AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES,

  •
  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE,

  •
  A MAJORITY OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON FAIR MARKET VALUES. OUR ANNUAL REPORT AND CERTAIN OTHER DOCUMENTS INCORPORATED HEREIN STATE THAT REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR AND CWH'S PRIOR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. THERE CAN BE NO ASSURANCE THAT REVENUES FROM OUR HAWAII PROPERTIES WILL INCREASE AS A RESULT OF FUTURE RENT RESETS OR LEASE RENEWALS, AND FUTURE RESET RENTS COULD DECREASE,

  •
  WE MAY NOT SUCCEED IN DIVERSIFYING OUR TENANTS AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE,

  •
  OUR INTENTION TO REDEVELOP CERTAIN OF OUR HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL,

  •
  THE CURRENT HIGH UNEMPLOYMENT RATE IN THE UNITED STATES MAY CONTINUE FOR A LONG TIME OR BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE REMAINS OR BECOMES FURTHER DEPRESSED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES AND OUR FINANCIAL RESULTS MAY DECLINE,

  •
  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY MAY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CREDIT FACILITY CONDITIONS,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR REVOLVING CREDIT FACILITY,

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO LOCATE NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  INCREASING THE MAXIMUM BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY AGREEMENT AND OUR TERM LOAN AGREEMENT IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  OUR RIGHT TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY IS SUBJECT TO MEETING CERTAIN CONDITIONS AND PAYMENT OF A FEE. WE CAN PROVIDE NO ASSURANCE THAT THE APPLICABLE CONDITIONS WILL BE MET,

  •
  CWH HAS RECENTLY EXPERIENCED A CHANGE OF CONTROL. CWH IS OUR LARGEST SHAREHOLDER. CWH MAY TAKE ACTIONS WHICH COULD CAUSE US TO CHANGE OUR BUSINESS PLANS AND POLICIES,

  •
  WE BELIEVE OUR CONTINUING RELATIONSHIPS WITH RMR, AFFILIATES INSURANCE COMPANY AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. IN FACT, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE,

  •
  THE MARGIN USED TO DETERMINE THE INTEREST RATE AND THE FACILITY FEE WE PAY ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS BASED ON

    OUR DEBT LEVERAGE RATIO OR ON OUR CREDIT RATINGS. FUTURE INCREASES IN OUR DEBT LEVERAGE RATIO MAY CAUSE THE INTEREST WE PAY TO INCREASE. WE DO NOT CURRENTLY HAVE ANY CREDIT RATINGS. THERE CAN BE NO ASSURANCES THAT WE WILL OBTAIN CREDIT RATINGS IN THE FUTURE OR WHAT THOSE RATINGS MAY BE, AND

  •
  OUR CURRENT INTENT TO REPAY AMOUNTS OUTSTANDING UNDER OUR REVOLVING CREDIT FACILITY WITH THE NET PROCEEDS OF THE OFFERING IS DEPENDENT ON THE CLOSING OF THE OFFERING AND MAY NOT OCCUR.

              THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS, CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS OR THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

              THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" ABOVE AND IN OUR ANNUAL REPORT OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

              YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

              EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 STATEMENT CONCERNING LIMITED LIABILITY

              THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SELECT INCOME REIT, DATED MARCH 9, 2012, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SELECT INCOME REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SELECT INCOME REIT. ALL PERSONS DEALING WITH SELECT INCOME REIT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SELECT INCOME REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PROSPECTUS

SELECT INCOME REIT

$850,000,000

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

22,000,000

Common Shares of Beneficial Interest
Offered by Selling Shareholder

        We may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares of beneficial interest;

  •
  preferred shares of beneficial interest;

  •
  depositary shares; and

  •
  warrants.

        The securities described in this prospectus may be offered and sold separately or in any combination. The total offering price of the securities that we may offer and sell, in the aggregate, will not exceed $850,000,000. In addition, the selling shareholder named under the caption "Selling Shareholder" may, from time to time, sell up to 22,000,000 of our common shares of beneficial interest in one or more offerings. We will not receive any proceeds from the sale of shares sold by the selling shareholder under this prospectus.

        We will provide the specific terms of any securities actually offered and the manner in which the securities will be offered in supplements to this prospectus. The applicable prospectus supplement may also contain information, where applicable, about material U.S. federal income tax considerations relating to, and any securities exchange listing of, securities covered by such prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplements before you decide to invest in any of these securities.

        We or the selling shareholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities.

        Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol "SIR." On May 28, 2013, the last reported sale price of our common shares on the NYSE was $28.05 per share.

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012.

        Investment in our securities involves risk. See "Risk Factors" on page 1 of this prospectus and any risk factors described in any accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2013.

ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our" or "SIR" mean Select Income REIT and its consolidated subsidiaries, unless the context otherwise requires.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any of the securities or any combination of the securities described in this prospectus up to a proposed maximum offering price of $850,000,000, and our selling shareholder may, from time to time, sell up to 22,000,000 of our common shares, in each case, in one or more offerings.

        This prospectus provides you only with a general description of the securities that may be offered. Each time we or the selling shareholder sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. Neither we nor the selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

(i)

PROSPECTUS SUMMARY

        We are a real estate investment trust, or REIT, formed under the laws of the State of Maryland that owns and invests in single tenant, net leased properties. We intend to elect and qualify for taxation as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2012, and to maintain such qualification thereafter. As of March 31, 2013, we owned 272 properties, consisting of (1) 229 properties located on the island of Oahu, HI, which included approximately 17.8 million rentable square feet that are primarily leased to industrial and commercial tenants and (2) 43 properties located in 18 states throughout the mainland United States, which included approximately 7.6 million rentable square feet of office, industrial and other space. These 272 properties had a combined total of approximately 25.4 million rentable square feet and were approximately 95.8% leased (based upon rentable square feet). These 272 properties were leased to 256 different tenants, with a weighted average remaining lease term (based on annualized rental revenue) of approximately 11.6 years.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8303.

RISK FACTORS

        Investing in our securities involves risks. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, or our Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

 WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, RENEW LEASES, ENTER INTO NEW LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

  •
  THE LIKELIHOOD THAT OUR RENTS MAY INCREASE WHEN RENTS ARE RESET AT OUR LEASED LANDS IN HAWAII,

  •
  OUR ACQUISITIONS OF PROPERTIES,

  •
  OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

  •
  OUR TAX STATUS AS A REIT,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

  •
  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT OUR SINGLE TENANT LESSEES WILL EXTEND OR RENEW THEIR LEASES WITH US,

  •
  OUR EXPECTATION THAT WE WILL BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, WITH REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND COMPANIES TO WHICH RMR PROVIDES MANAGEMENT SERVICES,

  •
  THE CREDIT QUALITY OF OUR TENANTS, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, NET

OPERATING INCOME, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, COMMONWEALTH REIT AND ITS SUBSIDIARIES, OR CWH, RMR, AIC, AND THEIR RELATED PERSONS AND ENTITIES, AND

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS. WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS, AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES,

  •
  CONTINGENCIES IN OUR FUTURE ACQUISITION AGREEMENTS MAY NOT BE SATISFIED AND COULD RESULT IN THOSE ACQUISITIONS NOT OCCURRING OR BEING DELAYED OR IN THE TERMS OF THE ACQUISITIONS CHANGING,

  •
  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE,

  •
  A MAJORITY OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON FAIR MARKET VALUES. REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR AND CWH'S PRIOR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. THERE CAN BE NO ASSURANCE THAT REVENUES FROM OUR HAWAII PROPERTIES WILL INCREASE AS A RESULT OF FUTURE RENT RESETS OR LEASE RENEWALS, AND FUTURE RESET RENTS COULD DECREASE,

  •
  WE MAY NOT SUCCEED IN DIVERSIFYING OUR TENANTS AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE,

  •
  OUR INTENTION TO REDEVELOP CERTAIN OF OUR HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL,

  •
  THE CURRENT HIGH UNEMPLOYMENT RATE IN THE UNITED STATES MAY CONTINUE FOR A LONG TIME OR BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE REMAINS OR BECOMES FURTHER DEPRESSED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES AND OUR FINANCIAL RESULTS MAY DECLINE,

  •
  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY MAY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES MAY NOT BE REALIZED,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CREDIT FACILITY CONDITIONS,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR REVOLVING CREDIT FACILITY,

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO LOCATE NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  INCREASING THE MAXIMUM BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY AND OUR TERM LOAN IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  THE PREMIUM USED TO DETERMINE INTEREST AND THE FACILITY FEE WE PAY ON OUR REVOLVING CREDIT FACILITY AND OUR TERM LOAN MAY BE BASED ON OUR CREDIT RATINGS. WE DO NOT CURRENTLY HAVE ANY CREDIT RATINGS. THERE CAN BE NO ASSURANCES THAT WE WILL OBTAIN CREDIT RATINGS IN THE FUTURE OR WHAT THOSE RATINGS MAY BE, AND

  •
  THE COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS THAT WE BELIEVE WE MAY REALIZE FROM OUR CONTINUING RELATIONSHIPS WITH CWH, RMR AND AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY NOT MATERIALIZE.

        THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS, CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS OR THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR ANNUAL REPORT OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods shown:

		Year Ended December 31,
	Three Months Ended March 31, 2013
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges(1)	7.5x	9.7x	—	—	—	—

(1)
There is no ratio for the years ended December 31, 2011, 2010, 2009 and 2008 because there were no fixed charges attributable to us during these years.

        For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges to income before income tax expense. Fixed charges consist of interest expense, including amortization of debt premiums and deferred financing fees. The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. We did not have any preferred securities outstanding during any of the periods presented above, and therefore our ratios of earnings to combined fixed charges and preferred share distributions are the same as the ratios of earnings to fixed charges presented above.

        We were formed as a wholly owned subsidiary of CWH and commenced operations on December 19, 2011. We remained a wholly owned subsidiary of CWH until we closed our initial public offering on March 12, 2012 and we became a separately traded public company. For periods prior to our initial public offering and prior to our formation, our financial information was consolidated with CWH. Because of this, our historical results of operations for periods prior to March 12, 2012 and the related ratios do not necessarily reflect what our results of operations, financial position, cash flows or expenses would have been if we had operated as a stand-alone company, are not comparable to our results or ratios since then and should not be relied upon as an indicator of our future performance. For more information about our historical financial statements, please refer to our filings with the SEC, including our Annual Report (including our audited financial statements and related notes and the section captioned "Risk Factors—Our audited financial statements may not be representative of our results as an independent public company.").

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

        We will not receive any of the proceeds of the sale by the selling shareholder of its common shares covered by this prospectus.

 DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indentures and supplemental indentures as exhibits to such registration statement. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such debt securities may differ from those described below.

        The debt securities sold under this prospectus will be direct obligations of Select Income REIT and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be direct obligations of Select Income REIT and will rank equally and ratably in right of payment with its other indebtedness that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities.

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

  •
  the aggregate principal amount of the debt securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than in even multiples of $1,000, and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities; and

  •
  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

  •
  if we merge out of existence or sell all or substantially all our assets, the other company must be an entity organized and validly existing under the laws of a State or the District of Columbia or under federal law and must expressly assume the due and punctual payment of the principal of and any premium and interest on the debt securities and the performance or observance of every covenant to be performed or observed by us under the applicable indenture; and

  •
  immediately after the merger, sale of assets or other transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

Certain Covenants

        Existence.    Except as permitted as described above under "—Merger, Consolidation or Sale of Assets," we will agree to do all things necessary to preserve and keep our trust existence, rights and franchises provided that it is in our best interests for the conduct of business.

        Additional Covenants.    Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  we do not pay the principal of, or any premium on, a debt security of that series;

  •
  we do not pay interest on a debt security of that series within 30 days after its due date;

  •
  we do not deposit any sinking fund payment for that series within 30 days after its due date;

  •
  we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Either the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  we default under any of our other indebtedness in an aggregate principal amount exceeding $20 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or holders of at least 25% in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  final judgments or orders aggregating in excess of $20 million (exclusive of amounts covered by insurance) are entered against us and are not paid, discharged or stayed for a period of 60 days;

  •
  we or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

        The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and our debt securities:

        Changes Requiring Your Approval.    First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of, or interest on, a debt security;

  •
  reduce the principal amount of, or the rate of interest on, a debt security;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

  •
  change the currency or place of payment on a debt security;

  •
  impair a holder's right to sue for payment on or after the stated maturity of a debt security;

  •
  in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring a Majority Vote.    Second, certain changes require a favorable vote by holders of debt securities owning not less than a majority in principal amount of the outstanding debt securities of the affected series. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect the holders of the debt securities. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" without the consent of each holder of debt securities affected by the waiver.

        Changes Not Requiring Approval.    Third, certain changes do not require any vote by holders of debt securities. These changes are limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if they have been fully defeased, as described below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge some of our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are scheduled for redemption within one year, by depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay those debt securities and deliver certain certificates and opinions to the trustee:

  •
  we must irrevocably deposit, in trust, for your benefit and the benefit of all other direct holders of the debt securities money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will generate enough cash to satisfy the principal of and any premium and interest on the debt securities on their various due dates (a "government obligation" for these purposes means, with respect to any series of debt securities, securities that are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government);

  •
  the current U.S. federal income tax law must be changed or an Internal Revenue Service, or IRS, ruling must be issued permitting us to make the deposit described above, without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. Under such circumstances, you could recognize gain or loss on the debt securities you were deemed to have returned to us; and

  •
  we must deliver to the trustee a legal opinion confirming the U.S. federal income tax law change or IRS ruling described above.

        If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from any claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your right to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of such restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities and you would be released from any subordination provisions.

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

        If we accomplish covenant defeasance, you may still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. A shortfall may occur if one of the remaining events of default occurs, such as our bankruptcy, causing the debt securities to become immediately due and payable. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our REIT status under the Internal Revenue Code of 1986, as amended, or the Code.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

  •
  provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Exchange Act, (ii) an event of default shall have occurred and be continuing with respect to such debt securities, or (iii) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

        Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

        The indentures and our debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        Our declaration of trust authorizes us to issue up to an aggregate of 50,000,000 shares of beneficial interest, all of which are currently designated as common shares of beneficial interest, par value $.01 per share. As of March 31, 2013, we had 39,282,592 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established.

        Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares into other classes or series. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary of the material terms of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in any applicable prospectus supplement.

        Except as otherwise described in any applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, all of our common shares are entitled:

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  to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

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  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

        For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

Preferred Shares

        The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more series; each series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including the applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

        General.    Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares.

        The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular series of the preferred shares for specific terms, including:

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  the distinctive designation of the applicable series of preferred shares and the number of shares that will constitute the series;

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  the initial offering price of such preferred shares;

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  relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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  the distribution rate or rates (or method of calculation) on that series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

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  any redemption or sinking fund provisions of that series;

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  any voting rights;

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  any conversion or exchange provisions;

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

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  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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  any procedures for any auction and remarketing;

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  any listing of such preferred shares on any securities exchange; and

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  any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our status as a REIT.

        Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.

        If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.

        The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.

        For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        Rank.    Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.

        Distributions.    Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        We will not authorize or pay any distributions on a series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

        Distributions on any series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

        We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such series of preferred shares and on all our other series of preferred shares ranking senior to or on a parity with such series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:

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  distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

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  conversions into or exchanges for junior shares;

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  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such series and any other class or series of shares ranking on a parity with such series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

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  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

        To the extent an applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

        Unless full cumulative distributions on a series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other series of preferred shares ranking on a parity with such series with respect to distribution rights. When distributions are not paid in full upon a series of preferred shares and any other series ranking on a parity with such series with respect to distribution rights, all distributions declared upon such series and any series ranking on a parity with such series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such series and such other shares bear to each other.

        Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the series.

        Redemption.    We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Liquidation Preference.    The applicable prospectus supplement will specify the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. If liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        After payment of the full amount of the liquidating distribution to which they are entitled, the holders of a series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute our dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a series of preferred shares will not be added to our total liabilities.

        Voting Rights.    Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable series. If the applicable series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

        Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected series of preferred shares outstanding at that time:

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  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

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  reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

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  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

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  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series. Further, with respect to any merger, consolidation or similar event, so long as a series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary share will in effect be entitled to a fraction of a vote.

        Conversion and Exchange Rights.    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange shares of any series of preferred shares into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the series.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Wells Fargo Bank, National Association. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

        We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

        The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Taxation

        As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

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  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

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  the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

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  if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

  •
  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

  •
  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

  •
  the offering price;

  •
  the currencies in which such warrants are being offered;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants;

  •
  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the date on which the warrants will expire;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the name of the warrant agent; and

  •
  the other terms of the warrants.

        If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a REIT under Maryland law. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have filed with the SEC, and the provisions of Maryland law.

Trustees

        Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of trustees, but there may be not less than three trustees.

        Our declaration of trust divides our Board of Trustees into three classes. The initial term of the trustees who are members of Class 1 will expire at our annual meeting in 2013, the initial term of the trustees who are members of Class 2 will expire at the next succeeding annual meeting, and the initial term of the Class 3 trustee will expire at the next succeeding annual meeting. Shareholders elect only one class of trustees each year. At each annual meeting, shareholders elect the successors of the class of trustees whose term expires at that meeting for a term expiring at the annual meeting held in the third year following the year of their election. We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of our Board of Trustees, and no such change may be possible so long as CWH retains a significant amount of our common shares.

        There is no cumulative voting in the election of trustees. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares which may be hereafter created, (1) a plurality of all the votes cast at a meeting of our shareholders duly called and at which a quorum is present is required to elect a trustee in an uncontested election of trustees and (2) a majority of all the votes entitled to be cast in the election of trustees at a meeting of our shareholders duly called and at which a quorum is present is required to elect a trustee in a contested election (which is an election at which the number of nominees exceeds the number of trustees to be elected).

        In case of failure to elect trustees at an annual meeting of shareholders, the incumbent trustees will hold over and continue to direct the management of our business and affairs. In the event of a vacancy on our Board of Trustees, including a vacancy caused by a resignation of a trustee or by an increase in the number of trustees, the vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies. Our declaration of trust provides that a trustee may be removed (1) only for cause, at a meeting of our shareholders properly called for that purpose, by the affirmative vote of not less than 75% of the outstanding shares entitled to be cast in the election of trustees, or (2) with or without cause, by the affirmative vote of not less than 75% of the remaining trustees. This precludes shareholders from removing incumbent trustees unless they can obtain a substantial affirmative vote of shares, and obtaining such vote will not be possible so long as CWH retains more than 25% of our voting shares unless CWH votes in favor of such removal.

        Under our bylaws, a trustee must be 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an "Independent Trustee" or a "Managing Trustee." An "Independent Trustee" is one who is not an employee of our manager, RMR, who is not involved in our day to day activities and who meets the qualifications of an independent director under the applicable rules of the NYSE and the SEC, as those requirements may be amended from time to time. A "Managing Trustee" is one who has been an employee, officer or director of our manager or involved in our day to day activities for at least one year prior to his or her election. A majority of the trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of trustees, at any time, is set at less than five, at least one trustee will be a Managing Trustee. So long as the number of trustees shall be five or greater, at least two trustees will be Managing Trustees.

Advance Notice of Trustee Nominations and New Business

        Annual Meetings of Shareholders.    Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made only in our notice of the meeting, by or at the direction of our Board of Trustees, or by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures set forth in our bylaws.

        Under our bylaws, a shareholder's written notice of nominations for trustee or other matters to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of our proxy statement for the preceding year's annual meeting; provided however, that in the event that the date of the proxy statement for the annual meeting is more than 30 days earlier than the first anniversary of the date of the proxy statement for the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of such meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder's notice.

        Our bylaws set forth procedures for submission of nominations for trustee elections and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:

  •
  requiring that a shareholder wishing to make a nomination or proposal of other business be a shareholder of record of at least $2,000 in market value, or 1% of our shares, entitled to propose such business and to vote at the meeting on such proposal for at least one year immediately preceding such shareholder's submission of a notice of the proposal, that the shareholder continue to be such a shareholder at the time of submitting its notice of such proposal through and including the time of the annual meeting and that the shareholder submit the proposal to our Secretary in accordance with the requirements of our bylaws;

  •
  providing that the advance notice provisions in our bylaws are the exclusive means for a shareholder to make nominations or propose business for consideration at an annual meeting of shareholders, except to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

  •
  requiring certain information be provided regarding any proposed nominee by the proposing shareholder;

  •
  requiring certain information be provided with respect to any business other than the election of trustees that a shareholder proposes to bring before a meeting of our shareholders;

  •
  requiring certain information to be provided as to the shareholder giving the notice and certain of its affiliates; and

  •
  providing that the proposing shareholder is responsible for ensuring compliance with the advance notice provisions, that any responses of the shareholder to any request for information will not cure any defect in the shareholder's notice and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or inform the proposing shareholder of any defect in the shareholder's notice.

        Special Meetings of Shareholders.    With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting may be conducted at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that trustees will be elected at such special meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, in the event we call a special meeting of shareholders for the purpose of electing one or more trustees, a shareholder may nominate an individual or individuals (as the case may be) for election as a trustee if the shareholder provides timely notice, in writing, to our Secretary at our principal executive offices, containing the information and following the procedures required by the advance notice provisions in our bylaws, as described above for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder's notice.

Meetings of Shareholders; Voting by Shareholders

        Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders may be called only by a majority of our Board of Trustees.

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal exchange on which our common shares are listed or a specific provision of our declaration of trust, (1) if the matter is approved by at least 60% of the trustees then in office, including 60% of the independent trustees then in office, a majority of all the votes cast at the meeting shall be required to approve the matter and (2) if the matter is not approved by at least 60% of the trustees then in office, including 60% of the independent trustees then in office, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter.

Liability and Indemnification of Trustees and Officers

        The laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, permit a REIT formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

        Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former trustee or officer of our company who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a trustee or officer of our company and, at our request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are only required to indemnify our trustees and officers as described in this paragraph in connection with a proceeding initiated by any such person against us if such proceeding was authorized by our Board of Trustees.

        The Maryland REIT Law permits a REIT formed under Maryland law to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        We have also entered into indemnification agreements with our trustees and our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity like us may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

        Under our declaration of trust, each shareholder is liable to us for, and shall indemnify and hold harmless us and our affiliates from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from a shareholder's breach of or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws (including the advance notice provisions of our bylaws) or any action by or against us in which the shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of 18% per annum or the maximum amount permitted by law, from the date such costs or other amounts are incurred until the receipt of payment.

Disputes by Shareholders

        Our bylaws provide that actions, other than those arising under the Federal securities laws and the rules and regulations of the SEC in effect from time to time, brought against us or any trustee, officer, manager (including RMR or its successor), agent or employee of us, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self dealing by trustees, interested trustee transactions and corporate opportunities, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Restrictions on Ownership and Transfers of Shares

        Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code (e.g., indirect ownership through CWH), or beneficially own under Rule 13d-3 under the Exchange Act, more than 9.8% of the number or value (whichever is more restrictive) of shares of any class or series of our outstanding shares of beneficial interest, including our common shares. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Code or would otherwise cause us to fail to qualify as a REIT.

        These restrictions do not apply to CWH, RMR or their affiliates so long as such ownership does not adversely affect our qualification as a REIT under the Code. Our Board of Trustees, in its discretion, may exempt other persons from this ownership limitation, so long as the Board of Trustees determines, among other things, that it is in our best interest. Our Board of Trustees may not grant an exemption if the exemption would result in our failing to qualify as a REIT. In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

  •
  the general reputation and moral character of the person requesting an exemption;

  •
  whether the person's ownership of shares would be direct or through ownership attribution;

  •
  whether the person's ownership of shares would interfere with the conduct of our business, including without limitation, our ability to acquire additional properties;

  •
  whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies;

  •
  whether the person to whom the exemption would apply has been approved as an owner of us by all regulatory or other governmental authorities who have jurisdiction over us; and

  •
  whether the person to whom the exemption would apply is attempting to change control of us or affect our policies in a way which our Board of Trustees, in its discretion, considers adverse to our best interests or those of our shareholders.

        In addition, our Board of Trustees may require such rulings from the IRS, opinions of counsel, representations, undertakings or agreements it deems advisable in order to make the foregoing decisions.

        If a person attempts a transfer of our shares of beneficial interest in violation of the ownership limitations described above, then our Board of Trustees may, among other things, deem that the number of shares which would cause the violation will be automatically transferred to a trust, or the Charitable Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will:

  •
  have no rights in the shares held in the Charitable Trust;

  •
  not benefit economically from ownership of any shares held in the Charitable Trust (except to the extent provided below upon sale of the shares);

  •
  have no rights to distributions;

  •
  not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust; and

  •
  have no claim, cause of action or other recourse whatsoever against the purported transferor of such shares.

        Unless otherwise directed by our Board of Trustees, within 20 days of receiving notice from us that shares have been transferred to the Charitable Trust, or as soon thereafter as practicable, the trustee of the Charitable Trust, or the Charitable Trustee, will sell such shares (together with the right to receive distributions with respect to such shares) to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee of the Charitable Trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the Charitable Trust as follows:

  •
  the prohibited owner will receive the lesser of:

  (1)
  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee and us; and

  (2)
  the net sales proceeds received by the trustee of the Charitable Trust from the sale of the shares held in the Charitable Trust; and

  •
  any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the Charitable Trust and us.

        If, prior to our discovery that shares of beneficial interest have been transferred to the Charitable Trust, a prohibited owner sells those shares, then:

  •
  those shares will be deemed to have been sold on behalf of the Charitable Trust; and

  •
  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must promptly pay the excess to the trustee of the Charitable Trust upon demand.

        Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares, such as in the case of a devise, gift or other such transaction, the market price per such share on the day of the event causing the shares to become held by the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee, if any, and us; and

  •
  the market price per share on the date we, or our designee, accept the offer, less the costs, expenses and compensation of the Charitable Trustee, if any, and us.

        We will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed similar to any other sale by a trustee of the Charitable Trust. Our Board of Trustees may retroactively amend, alter or repeal any rights which the Charitable Trust, the trustee of the Charitable Trust or the beneficiary of the Charitable Trust may have under our declaration of trust, except that our Board of Trustees may not retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the trustee of the Charitable Trust. The trustee of the Charitable Trust will be indemnified by us or from the proceeds from the sale of shares held in the Charitable Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our declaration of trust and is entitled to receive reasonable compensation for services provided.

        Costs, expenses and compensation payable to the Charitable Trustee may be funded from the Charitable Trust or by us. We will be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee) from the Charitable Trust for any such amounts funded by us.

        In addition, costs and expenses incurred by us in the process of enforcing the ownership limitations set forth in our declaration of trust, in addition to reimbursement of costs, expenses and compensation of the trustee of the Charitable Trust which have been funded by us, may be collected from the Charitable Trust.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after a request from us, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. If the Code or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our status as a REIT, to comply or determine our compliance with the requirements of any taxing authority or other government authority and to determine and ensure compliance with the foregoing ownership limitations.

        All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

        These restrictions on ownership and transfer are intended to assist with REIT compliance under the Code and otherwise to promote our orderly governance.

Compliance with Governing Documents and Applicable Law

        Our declaration of trust creates a covenant between us and our shareholders which requires our shareholders (1) to comply with our declaration of trust and our bylaws and (2) to comply, and assist us in complying, with all applicable requirements of federal and state laws, and our contractual obligations which arise by reason of the shareholder's ownership interest in us, and with all other laws or agreements which apply to us or our businesses, assets or operations and which require action or inaction on the part of such shareholder.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast; and

  •
  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by the Board of Trustees, including the approval of a majority of the members of the Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The MGCL provides for certain exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the trust to redeem any or all of the control shares is subject to conditions and limitations listed in the statute.

        The trust may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Amendments to Our Declaration of Trust and Bylaws, Dissolution and Mergers

        Under the Maryland REIT Law, a REIT formed under Maryland law generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by the affirmative vote of shareholders holding at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Our declaration of trust provides for approval of any of the foregoing actions by a majority of all votes entitled to be cast on these actions provided the action in question has been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions which have been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees, will be the affirmative vote of a majority of the votes cast on the matter. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, and to change our name or the name of any class or series of our shares, in each case without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.

Anti-Takeover Effect of Maryland law and of Our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the prohibition in our declaration of trust of any shareholder other than CWH, RMR and their affiliates from owning more than 9.8% of the number or value of our outstanding shares;

  •
  the division of our trustees into three classes, with the term of one class expiring each year and, in each case, until a successor is elected and qualifies;

  •
  shareholder voting rights and standards for the election of trustees and other matters which generally require larger majorities for approval of actions which are not approved by our trustees or for the election of trustees in contested elections than for actions which are approved by our trustees or for the election of trustees in uncontested elections;

  •
  required qualifications for an individual to serve as a trustee and a requirement that certain of our trustees be "managing trustees" and other trustees be "independent trustees";

  •
  limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election as trustees and propose other business to be considered at a meeting of our shareholders;

  •
  the requirement that an individual trustee may be removed by our shareholders, with cause, by the affirmative vote of holders of not less than 75% of our common shares entitled to vote in the election of trustees or, with or without cause, by the affirmative vote of not less than 75% of the remaining trustees;

  •
  the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

  •
  the fact that only our Board of Trustees may call shareholder meetings and that shareholders are not entitled to act without a meeting;

  •
  the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

  •
  the requirement that amendments to our declaration of trust may be made only if approved by 60% of our trustees (including 60% of our Independent Trustees);

  •
  the business combination provisions and control share acquisition provisions of the MGCL, if the provisions in our declaration of trust providing that we have elected not to be governed by these provisions are amended or eliminated; and

  •
  for so long as CWH continues to hold a substantial ownership stake in us, CWH may effectively be able to elect all of the members of our Board of Trustees, including our Independent Trustees, and to control the outcome of any shareholder vote, including with respect to a change of control of us.

        Because of our ownership of AIC, we are an insurance holding company under applicable state law; accordingly, anyone who intends to solicit proxies for a person to serve as one of our trustees or for another proposal of business not approved by our Board of Trustees may be required to receive pre-clearance from the concerned insurance regulators.

        In addition, our revolving credit agreement, our term loan agreement, our property management agreement with RMR, our business management agreement with RMR and our shareholders agreement with AIC each also contain change in control provisions, which are further described below.

        For all of these reasons, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

Liability of Shareholders for Breach of Restrictions on Ownership

        Our revolving credit agreement and our term loan agreement provide that a change in our control, as defined in those agreements and including that RMR ceases to be our sole business manager and property manager, without the consent of the applicable lenders, constitutes a default under those agreements, and a default under those agreements could result in a cross-default under our other debt. In addition, our property management agreement with RMR and our business management agreement with RMR provide that our rights and benefits under those agreements may be terminated in the event that anyone acquires more than 9.8% of our shares or we experience some other change in control, as defined in those agreements, without the consent of RMR, and our shareholders agreement with respect to AIC provides that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change in control. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our revolving credit agreement, our term loan agreement or other debt, a loss of the benefits of our property management agreement or our business management agreement, or a loss of our ownership interests in AIC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

 SELLING SHAREHOLDER

        The common shares that the selling shareholder, CWH, may offer and sell were acquired directly from us in connection with our formation as a wholly owned subsidiary of CWH in February 2012.

        The registration of our common shares pursuant to the registration statement of which this prospectus is a part does not necessarily mean that the selling shareholder will sell all or any of our common shares it owns. From time to time, depending upon the selling shareholder's continuing review of its investments and various other factors, the selling shareholder may, subject to any applicable securities laws, sell all or any part of the common shares offered by this prospectus. For additional information about the possible distribution of the common shares offered by this prospectus, see "Plan of Distribution" below.

        The following table sets forth the number of our common shares beneficially owned by CWH as of May 28, 2013, the maximum number of common shares that may be offered and sold by CWH pursuant to this prospectus and information regarding the beneficial ownership of our common shares by CWH, and reflects the assumed sale of all of the common shares offered by this prospectus. Because the selling shareholder may sell all, some or none of the common shares it beneficially owns, we cannot estimate either the number or percentage of common shares that will be beneficially owned by the selling shareholder after completion of the offering to which this prospectus relates. The following table has been prepared assuming that CWH will sell all of our common shares it beneficially owns and does not acquire any additional common shares. In addition, the selling shareholder may sell, transfer or otherwise dispose of at any time and from time to time, our common shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

Name	Number of Common Shares Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Shares	Number of Common Shares Being Offered Hereby	Number of Common Shares to be Owned After Completion of the Offering
CommonWealth REIT(1) Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634	22,000,000	56.0%	22,000,000	0	(2)

(1)
CWH reported in a Schedule 13D/A filed with the SEC on December 12, 2012, or the Schedule 13D/A, that RMR, as manager of CWH, and Reit Management & Research Trust, or RMR Trust, as the sole member of RMR, may, under applicable regulatory definitions be deemed to beneficially own (and have shared voting and dispositive power over) the 22,000,000 common shares beneficially owned by CWH. In the Schedule 13D/A, RMR and RMR Trust each disclaimed such beneficial ownership. In addition, in the Schedule 13D/A, Mr. Barry M. Portnoy reported that he beneficially owns 2,000 common shares, and Mr. Adam D. Portnoy reported that he beneficially owns 2,000 common shares. In that same Schedule 13D/A, Mr. Barry M. Portnoy and Mr. Adam D. Portnoy reported that in their respective positions with RMR and RMR Trust, they may also be deemed to beneficially own (and have shared voting and dispositive power over) the 22,000,000 common shares beneficially owned by CWH. In that same Schedule 13D/A, Mr. Barry M. Portnoy and Mr. Adam D. Portnoy each disclaimed such beneficial ownership. On May 13, 2013, we granted each of our trustees, including Mr. Barry M. Portnoy and Mr. Adam D. Portnoy, 2,000 of our common shares. None of the 4,000 common shares beneficially owned by each of Mr. Barry M. Portnoy and Mr. Adam D. Portnoy are included in the common shares listed as beneficially owned by CWH in the above table.

(2)
Assumes the sale of all common shares registered for the account of the selling shareholder. The selling shareholder may sell all, some or no portion of the common shares registered hereunder.

        In March 2013, we entered into a registration agreement with CWH. Under the registration agreement, we have agreed to, among other things, file a registration statement with respect to the common shares held by CWH, and CWH has agreed to pay all expenses incurred by us relating to the registration and sale of such common shares. In the event an offering of any of the common shares held by CWH is not consummated pursuant to such registration statement within the earlier of (i) 30 days after the effective date of such registration statement and (ii) 90 days after the initial filing of such registration statement, CWH may make a one-time request that we file an amendment to such registration statement, a new registration statement or a prospectus supplement. Our obligation to register the common shares owned by CWH for resale is subject to certain conditions and may be terminated in certain circumstances, in each case, as described in the registration agreement. We have agreed to indemnify CWH, its officers, trustees and controlling persons, and CWH has agreed to indemnify us, our officers, Trustees and controlling persons, against certain liabilities, including liabilities under the Securities Act, and we and CWH have agreed to reimburse payments that the other may make in respect of those liabilities. For more information about our relationship with CWH, see "—Information Regarding Certain Relationships and Related Transactions" below.

Information Regarding Certain Relationships and Related Transactions

        We were formerly a wholly owned subsidiary of CWH, a NYSE-listed REIT that primarily owns office properties. CWH created us to concentrate its ownership of certain net leased lands located in Hawaii that CWH purchased in 2003 and 2005 from the Damon Estate and the Campbell Estate, respectively, and other net leased properties, or, collectively, the Initial Properties. On February 16, 2012, CWH contributed the Initial Properties to us and in return we issued to CWH: (1) 22,000,000 common shares (including 1,000 common shares initially issued to CWH on December 21, 2011 in connection with our formation) and (2) a $400.0 million demand promissory note, or the CWH Note. On March 6, 2012, we priced our initial public offering, or IPO, of 8,000,000 common shares. The sale of those common shares and an additional 1,200,000 common shares pursuant to the full exercise of the underwriters' option to purchase additional common shares closed on March 12, 2012, and we became a public company. Simultaneous with the closing of our IPO, we entered into a $500.0 million revolving credit facility, which we increased to $750.0 million in February 2013, that is available for general business purposes, including acquisitions. We used the net proceeds from our IPO and borrowings under our revolving credit facility to repay in full the CWH Note and to reimburse CWH for costs that CWH incurred in connection with our organization and preparation for our IPO.

        Neither we nor CWH have employees. Personnel and various services we require to operate our and CWH's business are provided to us and CWH by RMR. We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement, which relates to our business generally, and (2) a property management agreement, which relates to our property level operations. RMR provides similar management and administrative services to CWH pursuant to a business management agreement and a property management agreement.

        One of our Managing Trustees, Mr. Barry M. Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam D. Portnoy, is an owner, President, Chief Executive Officer and a director of RMR. Each of our executive officers is also an officer of RMR. CWH's executive officers are officers of RMR. Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services. Mr. Barry M. Portnoy serves as a managing director or managing trustee of those companies, including CWH, and Mr. Adam D. Portnoy serves as a managing trustee of a majority of those companies, including CWH. In addition, officers of RMR serve as officers of those companies, including Mr. Adam D. Portnoy, who is President of CWH.

        In order to govern our future relations with CWH, we entered into a transaction agreement with CWH, or our transaction agreement, effective upon completion of our IPO. Our transaction agreement provides that, among other things: (1) the current assets and liabilities of the Initial Properties upon completion of our IPO were settled between us and CWH so that CWH retained all pre-closing current assets and liabilities and we assumed all post-closing current assets and liabilities; (2) we will indemnify CWH with respect to any liability relating to any property transferred to us, including any liability which relates to periods prior to our formation, other than the pre-closing current assets and liabilities CWH retained with respect to the Initial Properties; (3) the rights and obligations of the lessor under the lease for 12501 Research Park, Buildings 2, 3 and 4, Austin, TX are allocated between us and CWH such that we assume the obligations of the lessor and shall be entitled to the rents and other rights under such lease as it relates to the premises located in 12501 Research Park, Buildings 3 and 4, Austin, TX, and CWH retains the obligations of the lessor and shall be entitled to the rents and other rights under such lease as it relates to the premises located in 12501 Research Park, Building 2, Austin, TX; (4) we and CWH will cooperate to enforce the ownership limitations in our and its respective declarations of trust as may be appropriate to qualify for and maintain REIT tax status and otherwise to promote our respective orderly governance; and (5) we and CWH will cooperate to file future tax returns including appropriate allocations of taxable income, expenses and other tax attributes.

        We, CWH, RMR and five other companies to which RMR provides management services each currently own 12.5% of Affiliates Insurance Company, or AIC, an Indiana insurance company. All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. There is a shareholders agreement among us, the other shareholders of AIC and AIC which includes arbitration provisions for the resolution of disputes. We and the other shareholders of AIC have purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts.

        For further information about these and other such relationships and related person transactions, please see our Annual Report, our definitive Proxy Statement for the 2013 Annual Meeting of Shareholders scheduled to be held on May 13, 2013, or our Proxy Statement, and our other filings with the SEC, including Note 9 to our Consolidated Financial Statements included in our Annual Report, the sections captioned "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Person Transactions (dollars in thousands)" and "Warning Concerning Forward Looking Statements" of our Annual Report, and the section captioned "Related Person Transactions and Company Review of Such Transactions" and the information regarding our Trustees and executive officers in our Proxy Statement. In addition, please see the section captioned "Risk Factors" of our Annual Report for a description of risks that may arise from these transactions and relationships. Copies of certain of our agreements with these related parties, including our business management agreement and property management agreement with RMR, registration agreement and various other agreements we have entered with CWH and our shareholders agreement with AIC and its shareholders, are publicly available as exhibits to our public filings with the SEC. For further information about certain of these filings, see "Incorporation of Certain Information By Reference" and "Where You Can Find More Information" in this prospectus.

 PLAN OF DISTRIBUTION

        We may sell the securities or the selling shareholder may resell or redistribute the securities to one or more underwriters for public offering and sale by them, directly to investors, through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or the selling shareholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or the selling shareholder also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or the selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us or the selling shareholder to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling shareholder, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or the selling shareholder for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We or the selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling shareholder or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

        From time to time, the selling shareholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of the selling shareholder's securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for the selling shareholder's securities will otherwise remain unchanged. In addition, the selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        We will not receive any proceeds from sales of any securities by the selling shareholder. We cannot assure you that the selling shareholder will sell all or any portion of its securities, if any, covered by this prospectus.

        In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involve sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or the selling shareholder and our or its affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

        Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP also has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP and Venable LLP also represent CWH and certain of its affiliates on various matters, and Sullivan & Worcester LLP represents RMR, our manager, and certain of its affiliates on various matters.

EXPERTS

        The consolidated financial statements and schedules of Select Income REIT appearing in our Annual Report (Form 10-K) for the year ended December 31, 2012 and the statement of revenues and certain operating expenses of 45101-45301 Warp Drive appearing in our Current Report on Form 8-K filed with the SEC on March 25, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our Internet site at www.sirreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the NYSE under the symbol "SIR," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of this prospectus made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

  •
  our Current Reports on Form 8-K dated January 14, 2013, February 4, 2013, March 25, 2013 (two separate Current Reports dated and filed on March 25, 2013), April 10, 2013 and May 16, 2013;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 from our definitive Proxy Statement for our 2013 Annual Meeting of Shareholders dated February 25, 2013; and

  •
  the description of our common shares contained in our registration statement on Form 8-A dated February 27, 2012, including any amendments or reports filed for the purpose of updating that description.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8232, Attention: Investor Relations.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SELECT INCOME REIT, DATED MARCH 9, 2012, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SELECT INCOME REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SELECT INCOME REIT. ALL PERSONS DEALING WITH SELECT INCOME REIT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SELECT INCOME REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

8,000,000 Shares

Select Income REIT

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Morgan Stanley
UBS Investment Bank
Citigroup
Jefferies
RBC Capital Markets

May     , 2014